EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Multi-Portfolio Fund
File Number: 811-5436
Registrant CIK Number: 0000826737

Sub-Item 77Q3

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, correctly, the correct answers are as follows:

72DD1/72DD2-
Series 3 - Class A $1,186, Class B $53, Class C $19.
Series 6 - Class A  $9,337, Class B $116, Class C $198,
Class I $86
Series 7 - Class A $1287, Class B $236, Class C $38

73A1/73A2-
Series 3 - Class A $0.1970, Class B $0.1040 and Class C $0.1040
Series 6 - Class A $0.2540, Class B $0.0620, Class C $0.0600
Class I $0.2260
Series 7 - Class A $0.3070, Class B $0.2690 Class C $0.2690

73B-
Series 6 - Class A $1.489, Class B $1.489, Class C $1.489,
Class I $0.011